UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) February 20, 2002



                            DAKOTA IMAGING, INC.
       (Exact name of registrant as specified in charter)


North Dakota                                                       45-0420093
(State of other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                         Identification Number)

4483 West Reno Avenue
Las Vegas, Nevada                                                       89118
(Address of Principal Executive Office)                            (Zip Code)

                               (702) 221-8070
              (Registrant's Executive Office Telephone Number)

                       CAUTIONARY STATEMENT CONCERNING
                         FORWARD LOOKING STATEMENTS

      This 8-K filing and the documents to which we refer you to in this filing contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including:

     *    our financial performance and projections;

     *    our growth in revenue and earnings; and

     *    our business prospects and opportunities.

      You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes", "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including

    *    our ability to retain the business of our significant customers;

    *    our ability to keep pace with new technology and changing market needs;
         and

    *    the competitive environment of our business.

      These and other factors may cause our actual results to differ materially from any forward-looking statement.

      Forward-looking statements are only predictions. The forward-looking events discussed in this filing, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this filing, the documents to which we refer you and other statements made from time to time by us or our representatives, might not occur.

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Effective February 8, 2002 the Registrant completed a reverse triangular merger between Dakota Subsidiary Corp. ("DSC"), a wholly owned subsidiary of the Registrant, and Voyager Ventures, Inc., a Nevada corporation ("Voyager"), whereby the Registrant issued 3,660,000 shares of its Series A preferred stock in exchange for 100% of Voyager's outstanding common stock. Pursuant to the terms of the merger, Voyager merged with DSC wherein DSC ceased to exist and Voyager became a wholly owned subsidiary of the Registrant.

     The   Series  A  preferred  stock  carries  the  following  rights   and
preferences:

*    10 to 1 voting rights per share;
*    Each share has 10 for 1 conversion rights to shares of common stock
     (every 1 share of Series A preferred stock has the right to convert into 10 shares of common stock)
*    No redemption rights
*    No face value

     Concurrent with the closing of the Merger, 2,160,000 shares of the Series A preferred stock were immediately converted into 21,600,000 shares of common stock.

     Pursuant to current North Dakota law the Registrant did not need the approval of its shareholders to consummate the Merger as the constituent corporations in the merger were Dakota Subsidiary Corp. and Voyager Ventures, Inc. Dakota Imaging, Inc. was not a constituent corporation in the merger.

     Further, pursuant to the terms of the Merger Agreement, the board of directors of the Registrant, consisting of Lawrence Nieters, Joell Nieters and Frances Hedman, appointed Gregg Giuffria, Veldon Simpson, and Richard Hannigan as new directors of the Registrant to serve until the next annual meeting of shareholders, or until their successors have been elected. Following their appointment of new directors, Lawrence Nieters, Joell Nieters and Frances Hedman resigned as directors of the Registrant.

     A copy of the Agreement and Plan of Merger and the Certificate of Merger between DSC and Voyager are filed as exhibits to this Current Report and are incorporated in their entirety herein.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to the terms and conditions of the merger, the Registrant issued 3,660,000 shares of Series A preferred stock in exchange for 100% of Voyager's outstanding common stock. Voyager will now operate as a wholly owned subsidiary of the Registrant.

     In addition, the Registrant executed a Property Transfer Agreement with certain of its shareholders wherein certain assets of the Registrant were transferred to Lawrence Nieters, and Joell Nieters, in exchange for Forty-Seven Million (47,000,000) shares of common stock held by Lawrence Nieters, and Joell Nieters. A copy of the Property Transfer Agreement is attached as an exhibit to this current report.

ABOUT VOYAGER VENTURES, INC.

     Voyager Ventures, Inc., ("Voyager"), was formed on January 15, 2002, as a Nevada corporation, to design, finance, develop and manage a unique new attraction to be located on the Las Vegas Strip (the "Project").

     It is the intention of Voyager to build the world's largest Ferris wheel with 33 vehicles called Sky Cruiser's. The vertical revolving vehicles will overlook the Las Vegas Strip as it revolves higher than a 50-story building at 518 feet. One slow rotation in a vehicle will last 24 minutes and each vehicle will travel at 0.652 MPH.

     Voyager has yet to generate revenues from any source and there is a substantial going concern issue as to whether Voyager will ever be able to commercialize its technology and generate sufficient, if any, revenues to satisfy its working capital requirements. Since inception, Voyager has been dependent on the sale of its equity securities and loans from affiliates to satisfy its working capital needs. Voyager continues to have a working capital deficiency that raises substantial concern regarding its ability to continue as a going concern, as referenced in its audited financial statements attached to this Current Report.

     Voyager will require substantial additional funds to fulfill its business plan and successfully commercialize its technology. Voyager intends to raise these needed funds from private placements of its securities, debt financing or internally generated funds from the licensing of its technology or the sale of products.

Narrative Description of Business

Agreement and Plan of Reorganization

     On January 30, 2002 Voyager entered into an Agreement with the exchanging members of Outland Development, LLC, ("OD"), a Nevada limited liability company (hereinafter referred to as "OD Members"). Voyager obtained the Membership Interests in exchange (the "Exchange") for 15 million shares of its Common Stock, par value $.001 per share. Prior to the completion of the Exchange, there were 21.6 million shares of Common Stock issued and outstanding of Voyager, of which 3.6 million shares were held by the Rainbird Trust, 6 million shares were held by Gregg R. Giuffria, 6 million shares were held by Richard L. Hannigan, Sr., and 6 million shares were held by Veldon Simpson. After the completion of the Exchange, there existed 36.6 million shares of Common Stock of Voyager, of which the OD Members possessed 33 million shares.

     Pursuant to the terms and conditions of the Agreement, Voyager took control of the interests of OD. All operations are the sole responsibility and under the sole control of Voyager.

Technology Introduction

     Voyager intends to plan, finance, construct, develop, operate and own the Project consisting of, among other things, a first-class "Ferris Wheel" along with retail space and a parking garage to be located on the "Las Vegas Strip," located in Las Vegas, Nevada. The Project will include (i) the "Ferris Wheel" and its related amenities, (ii) a retail mall with approximately 50,000 square feet of leaseable space, (iii) a parking garage,
(iv) all real property interests at the site, and (v) such other developments as Owner and Operator mutually agree to include in the Project.

                      PRINCIPAL STOCKHOLDERS OF DAKOTA

      The following table sets forth as of the day after closing of the Merger, the beneficial ownership of the Dakota common stock of each beneficial owner of more than 5% of the common stock, director, officer and all directors and officers of Dakota as a group:

                                       Number    Percent    Number   Percent
                                      of Shares    Of     of Shares    Of
                                       Common     Class   Preferred   Class
Name of Owner (1)                                  (2)       (3)       (2)
Officers    and   Directors   of    the
Registrant
   Gregg Giuffria, CEO & Director      6,000,000     18%     500,000  33.33%
   Richard Hannigan, President,
Secretary,  Treasurer & Director       6,000,000     18%     500,000  33.33%
   Veldon Simpson, Director            6,000,000     18%     500,000  33.33%
                                      --------------------------------------
Officers and Directors as a Group     18,000,000     54%   1,500,000    100%
                                      --------------------------------------
Beneficial Owners
   Rainbird Trust                      3,600,000     11%         -0-     -0-
   Brian Gale                          1,750,000      5%         -0-     -0-
   Chad Kunz                           2,250,000      7%         -0-     -0-
   Dale Nelson                         1,750,000      5%         -0-     -0-
                                       -------------------------------------
Beneficial Owners as a Group           9,350,000     28%         -0-     -0-
                                       -------------------------------------
Officers,  Directors and Beneficial
Owners as a Group                     27,350,000     82%   1,500,000    100%
                                      ======================================

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).
(2) Figures are rounded to the nearest percentage.
(3) The Series A Preferred Converts to Common Stock at 1 share of Preferred for 10 shares of Common. Each share of Series A Preferred has 10 to 1 voting rights.

            CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Voyager has numerous related party transactions with Synthetic Systems, Inc. ("Synthetic"). Synthetic is a company owned 100% by Richard Hannigan, Sr., President of the Registrant. Synthetic advances funds when needed for operating purposes. These advances bear interest at 5% per annum and are payable upon demand. Interest expense totaled $150, $2,000 and $1,500, respectively, as of January 31, 2002, and December 31, 2001 and 2000. As of January 31, 2002, Voyager had a balance due to Synthetic in the amount of $46,356.

     Additionally, Voyager has received funds from Greg Giuffria and Veldon Simpson, both officers and directors of the Registrant, from time to time in the past. As of January 31, 2002, Voyager had a balance due to Mr. Giuffria of $1,884 and a balance due to Mr. Simpson of $834.

                                 MANAGEMENT

     Pursuant to the terms of the Merger Agreement, the then current board of directors of the Registrant, consisting of Frances Hedman, Lawrence Nieters and Joel Nieters, appointed the following directors, which in turn elected the officers. Subsequent to their appointment of the new directors, the old directors resigned. The members of our board of directors serve for one year terms and are elected at the next annual meeting of shareholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors. Information as to the directors and executive officers are as follows:

                                           Positions and Offices
                                                With Voyager
Name                       Age                  Post Merger
Gregg Giuffria              50  CEO, Chairman and Director
Richard L. Hannigan, Sr.    53  President, Secretary, Treasurer and Director
Veldon Simpson              61  Director

Gregg Giuffria, age 50, is Chairman of the Board/Chief Executive Officer and Director of Dakota Imaging, Inc. Mr. Giuffria was a member of Outland Development LLC from October, 2000 through the Voyager transaction, January 30, 2002. From April, 1997 to October, 2000, Mr. Giuffria served as President and COO of Full House Resorts, Inc. The companies business is the development and management of hotel, casino, resort and amusement park projects. From November, 1995 to November, 1996, Mr. Giuffria was vice-president of corporate development for Casino Data Systems, Inc. Casino Data Systems, Inc.'s business was data and accounting software and slot machine manufacturing. Mr. Giuffria also owned and controlled the patent rights and sub-license rights of "The Telnaes Patent," a gaming and casino patent. These rights were subsequently sold to Casino Data Systems, Inc. and International Game Technology; sublicenses were granted to other companies as well.

Richard L. Hannigan, Sr., age 53, is President/Secretary/Treasurer and Director of Dakota Imaging, Inc. Mr. Hannigan has been President of a design/construction company, Synthetic Systems, Inc. since 1991. This company specializes in custom designs for interior and exterior casino construction. Under Mr. Hannigan's control Synthetic Systems, Inc. has been involved in several casino projects in Las Vegas, including the Luxor Hotel Casino, interior themed areas and exterior main entry Sphinx. Prior to Synthetic Systems, Inc., Mr. Hannigan owned and operated two consulting and construction companies from 1983-1991. These companies, Architectural Services, Inc. and Architectural Systems, Inc., respectively have been responsible for construction projects located in Las Vegas, Palm Springs, Los Angeles and Salt Lake City. Mr. Hannigan, consulted for exterior glazing and exotic fenestrations on commercial as well as casino companies, in Las Vegas.

Veldon Simpson, age 61, is a Director of Dakota Imaging, Inc. Mr. Simpson graduated from Arizona State University's five year architectural Program and holds Masters Degree in Architecture. Mr. Simpson, for the past 35 years has been the owner of Veldon Simpson-Architect, Inc., the Architect of Record for many projects and each of the projects was personally designed by Mr. Simpson, some of the projects are: MGM Grand Hotel & Casino, Excalibur Hotel & Casino, Luxor Hotel & Casino, Circus-Circus Skyrise Hotel, Colorado Belle Hotel & Casino, Edgewater Hotel & Casino, San Remo Hotel & Casino, Avi Hotel & Casino, Casa Blanca Hotel & Casino, Riviera Hotel & Casino, Dobson Ranch Inn, & Scottsday Inn, Casino Royale, Waco Casino in Sanya City, Hainan Province, Mainland China, Remodeled the Dunes Casino, and the Sands Casino & Expo Center, Palace Station Hotel & Casino, Big Bear California Sky Lodge and The Inn at The Space Needle in Seattle, WA. As Architect of Record for the World's Largest Casino's, the company of Veldon Simpson-Architect, Inc., was rated #1 in the USA for the years 1991-1993.

     There are no family relationships between any of the above persons

               DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

     The following discussion is qualified in its entirety by reference to the Dakota Charter Documents.

Common Stock

     The Company's Articles of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, $.001par value per share, of which approximately 34,015,000 shares were outstanding as of the date of this Current Report. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities including distributions to preferred stockholders, if any. Holders of common stock have no preemptive rights to purchase the Company's common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

     The Company's Articles of Incorporation also authorizes the issuance of 50,000,000 shares of Preferred Stock, $.001 par value per share, of which there were 1,500,000 shares of Series A Preferred Stock outstanding as of the date of this Current Report. The Series A Preferred shares convert to Common Stock at one share of Series A Preferred for ten shares of Common Stock. Additionally, the Series A Preferred shares carry ten shares to one share voting right.

     The remaining authorized shares of Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Company's Articles of Incorporation and limitations imposed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the stockholders.

      One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of Preferred Stock pursuant to the Board of Director's authority described above may adversely affect the rights of holders of Common Stock. For example, Preferred stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

Price Range of Shares and Dividends

     As of March 1, 2002, there were approximately 67 record holders of Common Shares. The Common Stock is quoted on the OTC:BB under the symbol "DAKI", however no trades have occurred as of the date of this filing. The Company's Transfer Agent and Registrar is The Nevada Agency and Trust Company. The Company has not declared or paid any dividends on the Common Stock and does not intend to do so in the near future.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.   OTHER EVENTS

     In January 2002, the Registrant effectuated a 5 for 1 forward split of its 11,723,000 then issued and outstanding shares of common stock resulting in the Registrant having 58,615,000 shares of issued and outstanding common stock. Concurrent with the closing of the Merger and the execution of the Property Transfer Agreement, 47,000,000 shares of the Registrant's common stock was cancelled. Additionally, simultaneously upon closing of the Merger 2,160,000 shares of the Series A preferred stock immediately converted into 21,600,000 shares of common stock, resulting in 33,215,000 shares of common stock issued and outstanding as of the date of closing of the Merger.

     Concurrent   with  the  consummation  of  the  Merger,  the   Registrant
transferred its principal executive office to 4483 West Reno Avenue, Las Vegas, NV 89118.

Sale of Unregistered Securities

      In February of 2002, the Company issued 800,000 shares of unregistered common stock in exchange for $400,000. The shares were deemed to have been issued pursuant to an exemption provided by Rule 506 of Regulation D (to an accredited investor) promulgated under the Securities Act of 1933.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Pursuant to the terms of the Merger Agreement, the board of directors of the Registrant, consisting of Lawrence Nieters, Joell Nieters and Frances Hedman, appointed Gregg Giuffria, Veldon Simpson, and Richard Hannigan as new directors of the Registrant to serve until the next annual meeting of shareholders, or until their successors have been elected. Following their appointment of new directors, Lawrence Nieters, Joell Nieters and Frances Hedman resigned as directors of the Registrant.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

The Unaudited Proforma Consolidated Balance Sheet of Dakota Imaging, Inc. (the "Company") as of February 15, 2002 (the "Proforma Balance Sheet") has been prepared to illustrate the estimated effect of the reverse triangular merger of the Company, Voyager Ventures, Inc. and Subsidiary ("Voyager") and Dakota Subsidiary Corp. ("DSC"). A Proforma Consolidated Statement of Operations is not necessary since the acquisition is being accounted for as a public shell merger. The Proforma Balance Sheet does not reflect any anticipated cost savings from the acquisitions, or any synergies that are anticipated to result from the acquisition, and there can be no assurance that any such cost savings or synergies will occur. The Proforma Balance Sheet also gives effect to the sale of 800,000 shares of the Company's common stock. The Proforma Balance Sheet does not purport to be indicative of the financial position of the Company that would have actually been obtained had such acquisition been completed as of the assumed date. The proforma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.


                            DAKOTA IMAGING, INC.
                UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
                              FEBRUARY 15, 2002

                                 Voyager
          Dakota     Dakota     Ventures,
         Imaging,  Subsidiar    Inc. and                           Consolidat-
           Inc.     y Corp.    Subsidiary  Combined    Reclasses       ed
ASSETS
CURRENT
ASSETS
  Cash
and cash
equivale
nts         $1,443         $-      $10,411   $11,854 A    (1,443)   $  410,411
                                                     D    400,000
Accounts
receivab
le          51,196          -            -    51,196 A   (51,196)            -
           -------  ---------   ----------  --------    ---------   ----------
   Total
current
assets      52,639          -       10,411    63,050    (347,361)      410,411

Investme
nt          62,739          -            -    62,739 A   (62,739)            -

Goodwill         -          -            -         - B  5,000,000    5,000,000

Property
and
equipmen
t           55,225          -            -    55,225 A   (55,225)            -
Deferred
tax
benefits    84,697          -            -    84,697 A   (84,697)            -
           -------  ---------   ----------  --------    ---------   ----------
  TOTAL
ASSETS    $255,300          -      $10,411  $265,711    5,144,700   $5,410,411
          ========  =========   ==========  ========    =========   ==========

LIABILIT
IES AND
STOCKHOL
DERS'
DEFICIEN
CY
CURRENT
LIABILIT
IES
Accounts
payable
and
accrued   $  8,358         $-     $112,000  $120,358 A    (8,358)   $  112,000
expenses
  Due to
related
parties          -          -       49,074    49,074            -       49,074
  Note
payable     10,474          -            -    10,474 A   (10,474)            -
           -------  ---------   ----------  --------    ---------   ----------
   Total
current
liabilit
ies         18,832          -      161,074   179,906     (18,832)      161,074

  Notes
payable
- long-
term        44,906          -            -    44,906 A   (44,906)            -
           -------  ---------   ----------  --------    ---------   ----------

TOTAL
LIABILIT
IES         63,738          -      161,074   224,812     (63,738)      161,074
           -------  ---------   ----------  --------    ---------   ----------

The accompanying notes are an integral part of these unaudited proforma consolidated financial statements.

                            DAKOTA IMAGING, INC.
          CONSOLIDATED UNAUDITED PROFORMA BALANCE SHEET (Continued)
                              FEBRUARY 15, 2002
                                Voyager
           Dakota    Dakota    Ventures,
          Imaging,  Subsidia   Inc. and                            Consolidat-
            Inc.    ry Corp.   Subsidiar   Combined    Reclasses       ed
                                   y
STOCKHOL
DERS'
EQUITY

Series A
preferre
d stock

                  -         -          -           - B      3,660        1,500
                                                     C    (2,160)
Common
stock        58,615         -     36,600      95,215            -       34,015
                                                     A   (47,000)
                                                     B   (36,600)
                                                     C     21,600
                                                     D        800
Deferred
consulta
nts
contract

          (108,281)         -          -   (108,281) E    108,281            -

Addition
al paid-
in
capital     382,135         -     26,400     408,535 D    399,200    5,427,485
                                                     B  5,032,940
                                                     C   (19,440)
                                                     E  (249,188)
                                                     A  (144,562)
Accumula
ted
other
comprehe
nsive
income        1,582         -          -       1,582 E    (1,582)            -

Deficit
accumula
ted
during
developm
ent
stage     (142,489)         -   (213,663   (356,152) E    142,489    (213,663)
          ---------  --------  ---------  ----------    ---------   ----------
Total
stockhol
ders'
equity
(deficie
ncy)        191,562         -  (150,663)      40,899    5,208,438    5,249,337
          ---------  --------  ---------  ----------    ---------   ----------
TOTAL
LIABILIT
IES AND
STOCKHOL
DERS'
EQUITY      255,300         -     10,411     265,711    5,144,700    5,410,411
          =========  ========  =========  ==========    =========    =========

The accompanying notes are an integral part of these unaudited proforma consolidated financial statements.

                            DAKOTA IMAGING, INC.
           NOTES TO UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET



NOTE 1 - For the purposes of this proforma consolidated balance sheet, January 31, 2002 audited information was used for Voyager, and January 31, 2002 reviewed information was used for Dakota Imaging, Inc. and Dakota Subsidiary Corp.

NOTE 2 - The following is a description of the proforma adjustments as of February 15, 2002 for the proforma balance sheet:

a) To record the cancellation of 47,000,000 shares of Common Stock in exchange for certain assets and liabilities of Dakota Imaging, Inc. as per the property transfer agreement.

b) To record the issuance of 3,660,000 shares of Series A Preferred Stock of Dakota Imaging, Inc. These shares were issued as consideration for the 100% of Voyager's Outstanding Common Stock as per the agreement and plan of merger dated February 1, 2002. These shares were valued at $5,000,000.

c) To record the conversion of 2,160,000 shares of Series A Preferred Stock into 21,600,000 shares of Dakota Imaging Inc. Common Stock.

d) To record the issuance of 800,000 shares of the Company's common stock for $400,000.

e) To record the consolidation of the public shell Company, as well as the reverse acquisition entries.

                           VOYAGER VENTURES, INC.
                               AND SUBSIDIARY
                        (A Development Stage Company)

                      CONSOLIDATED FINANCIAL STATEMENTS

                              JANUARY 31, 2002
                                     AND
                         DECEMBER 31, 2001 AND 2000


                                    INDEX



Independent auditors' report                                              13


Consolidated balance sheets                                               14


Consolidated statements of operations                                     15


Consolidated statement of stockholders' equity                         16-17


Consolidated statements of cash flows                                     18


Notes to consolidated financial statements                             19-24

                        INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
 VOYAGER VENTURES, INC.

We have audited the accompanying balance sheets of Voyager Ventures, Inc. and Subsidiary (A Development Stage Company) as of January 31, 2002, December 31, 2001 and 2000, and the related statements of operations, stockholders' equity, and cash flows for the period from January 1, 2002 to January 31, 2002, the years ending December 31, 2001 and 2000, and for the period from inception (March 1, 1997) to January 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Voyager Ventures, Inc. and Subsidiary as of January 31, 2002, December 31, 2001 and 2000, and the results of its operations and its cash flows for the period from January 1, 2002 to January 31, 2002, the years ending December 31, 2001 and 2000, and for the period from inception (March 1, 1997) to January 31, 2002 in conformity with accounting principles generally accepted in the United States of America.




                         MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                         Certified Public Accountants


Los Angeles, California
February 20, 2002

                           VOYAGER VENTURES, INC.
                               AND SUBSIDIARY
                        (A Development Stage Company)
                         CONSOLIDATED BALANCE SHEETS



                                             January 31,       December 31,
                                                2002         2001       2000
ASSETS
CURRENT ASSETS
Cash and cash equivalents                  $    10,411  $      256  $       -
Prepaid expenses                                     -         267          -
                                           ----------------------------------
TOTAL ASSETS                               $    10,411  $      523  $       -
                                           ==================================

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
Accounts payable and accrued expenses       $  112,000   $  110,000     15,000
Bank overdraft                                       -            -      1,348
Due from related parties                        49,074       44,148     35,845
                                            ----------------------------------
Total liabilities                              161,074      154,148     52,193
                                            ----------------------------------
Commitments and contingencies                        -            -          -

STOCKHOLDERS' DEFICIENCY
Preferred series A stock, $.001 par value;
25,000,000 shares authorized;
-0- shares issued or outstanding                    -             -          -
Common stock, $.001 par value;
500,000,000 shares authorized; 36,600,000
15,000,000 and 15,000,000 shares issued and
outstanding                                     36,600       15,000     15,000
Additional paid-in capital                      26,400       20,000     20,000
Deficit accumulated during
development stage                            (213,663)    (188,625)    (87,193)
                                             ---------------------------------
Total Stockholders' Deficiency               (150,663)    (153,625)    (52,193)
                                             ---------------------------------
TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIENCY                     $ 10,411    $     523   $  52,193
                                             =================================

The accompanying notes are an integral part of the consolidated financial statements.

                           VOYAGER VENTURES, INC.
                               AND SUBSIDIARY
                        (A Development Stage Company)
                    CONSOLIDATED STATEMENTS OF OPERATIONS




                                 For the Period                  For the Period
                                From January 1,                   From Inception
                                   2002 to    For the Year Ended  (March 1,1997)
                                  January 31,     December 31,  to  December 31,
                                      2002        2001        2000      2001
NET SALES                          $       -  $       -  $       -  $       -
                                   ------------------------------------------
OPERATING EXPENSES
Project costs                              -      2,813      5,526     47,736
Professional and consulting fees      18,000     93,176     29,575    142,389
Rent expense                           2,325          -          -      2,325
Other operating expenses               4,713      5,443      3,182     21,213
                                   ------------------------------------------
Total operating expenses              25,038    101,432     38,283    213,663
                                   ------------------------------------------
LOSS FROM OPERATIONS                 (25,038)  (101,432)   (38,283)  (213,663)
                                   ------------------------------------------
NET LOSS                           $ (25,038) $(101,432)  $(38,283) $(213,663)
                                   ==========================================

The accompanying notes are an integral part of the consolidated financial statements.

                    VOYAGER VENTURES, INC. AND SUBSIDIARY
                        (A Development Stage Company)
                      STATEMENT OF STOCKHOLDERS' EQUITY
      FOR THE PERIOD FROM INCEPTION (MARCH 1, 1997) TO JANUARY 31, 2002

                                         Preferred
                                      Series A Stock      Common Stock
                                      Shares  Amount    Shares     Amount
Balance at inception - March 1, 2000
 (as restated for reorganization)          -        -  15,000,000    15,000

Net loss for year ended
 December 31, 1997                         -        -           -         -
                                       -----  -------  ----------  --------
Balance at December 31, 1997               -        -  15,000,000    15,000

Net loss for year ended
 December 31, 1998                         -        -           -         -
                                       -----  -------  ----------  --------
Balance at December 31, 1998               -        -  15,000,000    15,000

Net loss for year ended
 December 31, 1999                         -        -           -         -
                                       -----  -------  ----------  --------
Balance at December 31, 1999               -        -  15,000,000    15,000

Net loss for year ended
 December 31, 2000                         -        -           -         -
                                       -----  -------  ----------  --------
Balance at December 31, 2000               -        -  15,000,000    15,000

                    VOYAGER VENTURES, INC. AND SUBSIDIARY
                        (A Development Stage Company)
                      STATEMENT OF STOCKHOLDERS' EQUITY
      FOR THE PERIOD FROM INCEPTION (MARCH 1, 1997) TO JANUARY 31, 2002
                                 (Continued)

                                                   Deficit
                                                 Accumulated
                                     Additional   During the      Total
                                       Paid-in   Development   Stockholders
                                       Capital      Stage         Equity
Balance at inception - March 1,
2000
 (as restated for reorganization)         20,000            -        35,000

Net loss for year ended
 December 31, 1997                             -     (34,361)      (34,361)
                                      ----------  -----------   -----------
Balance at December 31, 1997              20,000     (34,361)           639

Net loss for year ended
 December 31, 1998                             -     (11,121)      (11,121)
                                      ----------  -----------   -----------
Balance at December 31, 1998              20,000     (45,482)      (10,482)

Net loss for year ended
 December 31, 1999                             -      (3,428)       (3,428)
                                      ----------  -----------   -----------
Balance at December 31, 1999              20,000     (48,910)      (13,910)

Net loss for year ended
 December 31, 2000                             -     (38,283)      (38,283)
                                      ----------  -----------   -----------
Balance at December 31, 2000              20,000     (87,193)      (52,193)

The accompanying notes are an integral part of the consolidated financial statements.

                    VOYAGER VENTURES, INC. AND SUBSIDIARY
                        (A Development Stage Company)
                STATEMENT OF STOCKHOLDERS' EQUITY (Continued)
      FOR THE PERIOD FROM INCEPTION (MARCH 1, 1997) TO JANUARY 31, 2002

                                         Preferred
                                      Series A Stock      Common Stock
                                      Shares  Amount    Shares     Amount
Balance at December 31, 2000               -        -  15,000,000    15,000

Net loss for year ended
 December 31, 2001                         -        -           -         -
                                       -----   ------  ----------  --------
Balance at December 31, 2001               -        -  15,000,000    15,000

Issuance of common stock for
services                                   -        -  18,000,000    18,000

Issuance of common stock for cash          -        -   3,600,000     3,600

Net loss for the period from January
1
 to January 31, 2002                       -        -           -         -
                                       -----   ------  ----------  --------
Balance at January 31, 2002                -        -  36,600,000    36,600
                                       =====   ======  ==========  ========

                    VOYAGER VENTURES, INC. AND SUBSIDIARY
                        (A Development Stage Company)
                STATEMENT OF STOCKHOLDERS' EQUITY (Continued)
FOR THE PERIOD FROM INCEPTION (MARCH 1, 1997) TO JANUARY 31, 2002

                                                   Deficit
                                                 Accumulated
                                     Additional   During the      Total
                                       Paid-in   Development   Stockholders
                                       Capital      Stage         Equity
Balance at December 31, 2000              20,000     (87,193)      (52,193)

Net loss for year ended
 December 31, 2001                             -    (101,432)     (101,432)
                                      ----------  -----------   -----------
Balance at December 31, 2001              20,000    (188,625)     (153,625)

Issuance of common stock for                   -            -        18,000
services

Issuance of common stock for cash          6,400            -        10,000

Net loss for the period from
January 1
 to January 31, 2002                           -     (25,038)      (25,038)
                                      ----------  -----------   -----------
Balance at January 31, 2002               26,400    (213,663)     (150,633)
                                      ==========  ===========   ===========

The accompanying notes are an integral part of the consolidated financial statements.

                           VOYAGER VENTURES, INC.
                               AND SUBSIDIARY
                        (A Development Stage Company)
                    CONSOLIDATED STATEMENTS OF CASH FLOWS




                                  For the Period                For the Period
                                  From January 1,                From Inception
                                    2002 to   For the Year Ended (March 1, 1997)
                                  January 31,     December 31,   to January 31,
                                      2002        2001      2000       2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                           $(25,038) $(101,432) $(38,283) $(213,663)
Adjustments to Reconcile Net
Loss to Net
Cash Used In Operating Activities:
Issuance of common stock
for services                         18,000          -         -      18,000
Changes in certain assets
and liabilities:
Increase in Prepaid Expenses            267       (267)        -           -
Increase in Accounts Payable
and Accrued Expenses                  2,000      95,000   15,000     112,000
                                    ----------------------------------------
NET CASH USED IN OPERATING
ACTIVITIES                          ( 4,771)     (6,699) (23,283)    (83,663)
                                    ----------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Members' Contributions                   -            -        -      35,000
Proceeds from sale of common stock  10,000            -        -      10,000
Increase in due to related parties   4,926        8,303   21,804      49,074
Increase (decrease) in
bank overdraft                           -       (1,348)   1,348           -
                                    ----------------------------------------
NET CASH PROVIDED BY
FINANCING ACTIVITIES                14,926        6,955   23,152      94,074
                                    ----------------------------------------
NET INCREASE (DECREASE)
IN CASH AND CASH EQUIVALENTS        10,155          256     (131)     10,411

CASH AND CASH EQUIVALENTS
- BEGINNING                            256            -      131           -
                                    ----------------------------------------
CASH AND CASH EQUIVALENTS
- ENDING                           $10,411    $     256  $     -   $  10,411
                                   =========================================
CASH PAID DURING THE YEAR FOR:
Interest Expense                   $     -    $       -  $     -   $       -
                                   =========================================
Income Taxes                       $     -    $       -  $     -   $       -
                                   =========================================

NON-CASH FINANCING ACTIVITY:

* For the period from January 1, 2002 to January 31, 2002, the Company issued 18,000,000 shares for services, totaling $18,000.

The accompanying notes are an integral part of the consolidated financial statements.

                           VOYAGER VENTURES, INC.
                               AND SUBSIDIARY
                        (A Development Stage Company)
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Basis of Presentation
                The accompanying consolidated financial statements include the accounts of Voyager Ventures, Inc. (the "Company" or "Voyager"), incorporated under the laws of the State of Nevada on January 15, 2002 and its wholly owned subsidiary, Outland Development, LLC ("Outland"), a limited liability company formed under the laws of the State of Nevada on March 1, 1997. The Company is currently a development stage enterprise under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7.

           The Company entered into an agreement and Plan of Reorganization (the "Reorganization"), dated as of January 30, 2002 with Outland, whereby the Company issued 15,000,000 shares of its common stock in exchange for 100% of Outland's membership interest.

           This merger transaction has been accounted for in the consolidated financial statements as a reverse acquisition. As a result of this transaction, the former members of Outland acquired or exercised control over a majority of the shares of the Company before and after the reorganization. Accordingly, the transaction has been treated for accounting purposes as a recapitalization of Outland; therefore, these consolidated financial statements represent a continuation of Outland, not the Company. In accounting for this transaction:

           i.) Outland is deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book values; and

           ii.) The consolidated financial statement presented include the accounts of Outland from its inception (March 1, 1997).

          Line of Business
                The Company is planning the development of the world's tallest Ferris Wheel, which will house various revolving retail stores including restaurants.

          Use of Estimates
                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                           VOYAGER VENTURES, INC.
                               AND SUBSIDIARY
                        (A Development Stage Company)
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Cash and Cash Equivalents
                 The   Company   considers  all  highly  liquid   investments
           purchased with original maturities of three months or less to be cash equivalents.

          Concentration of Credit Risk
                The Company places its cash in what it believes to be credit-worthy financial institutions and, at times, may exceed the FDIC $100,000 insurance limit.

          Inventory
                 Inventory  is  carried  at  the  lower  of  cost  or  market utilizing the first-in, first-out method (FIFO). Currently, inventories consist of sample products used for marketing purposes.

         Property and Equipment
                   Property and equipment is recorded at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the various classes of assets. Maintenance and repairs are charged to expense as incurred.

         Income Taxes
                Income  taxes  are  provided  for  based  on  the  asset  and liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

          Stock-Based Compensation
                                                         SFAS    No.     123,
           "Accounting for Stock-Based Compensation," establishes accounting policies for stock and stock-based awards issued to employees and non-employees for services rendered and goods received. The Company records transactions in which services or goods are rendered or received from non-employees for the issuance of equity securities based on the fair value of the Company's stock at the date the services are rendered or goods received.

           Comprehensive Income
          SFAS   No.   130,  "Reporting  Comprehensive  Income,"  establishes
           standards for the reporting and display of comprehensive income and its components in the financial statements. As of February 15, 2002, the Company has no items that represent comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

                           VOYAGER VENTURES, INC.
                               AND SUBSIDIARY
                        (A Development Stage Company)
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

            Recent Accounting Pronouncements
           On June 29, 2001, SFAS No. 141, "Business Combinations," was approved by the FASB, which requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The Company is required to implement SFAS No. 141 on January 1, 2002 and it has not determined the impact, if any, that this statement will have on its consolidated financial position or results of operations.

           On  June  29,  2001, SFAS No. 142, "Goodwill and Other  Intangible
           Assets", was approved by the FASB, which changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Company is required to implement SFAS No. 142 on January 1, 2002 and it has not determined the impact, if any, that this statement will have on its consolidated financial position or results of operations.

 NOTE 2 - RELATED PARTY TRANSACTIONS

          The Company had related party transactions with several officers, directors and other related parties as follows:

 Due to Related Parties

                                        January 31,         December 31,
                                            2002        2001          2000
(a)       Synthetic Systems, Inc       $   46,356   $   41,430   $   35,845
          Greg Giuffria                     1,884        1,884            -
          Veldon Simpson                      834          834            -
                                       ------------------------------------
                                      $    49,074  $    44,148 $     35,845
                                      =====================================

                                                        (a)  The Company  has
               numerous related party transactions with Synthetic Systems, Inc. ("Synthetic"). Synthetic is a company owned 100% by a shareholder of the Company. Synthetic advances funds when needed for operating purposes. These advances bear interest at 5% per annum and are payable upon demand. Interest expense totaled $150, $2,000 and $1,500, respectively, as of January 31, 2002, and December 31, 2001 and 2000.

                           VOYAGER VENTURES, INC.
                               AND SUBSIDIARY
                        (A Development Stage Company)
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 NOTE 3 -   INCOME TAXES

                Prior to December 31, 2001, Outland reported its income taxes as a limited liability company and, as such, reported its income as a partnership whereby liability or taxes was that of the individual members rather than that of the Company.

                For the period from January 1, 2001 to January 31, 2002, the components of the provision for income taxes were as follows:

                                        January 31,
                                           2002
 Current Tax Expense
      U.S. Federal                      $            -
      State and Local                                -
                                        --------------
 Total Current                                       -
                                        --------------
 Deferred Tax Expense
      U.S. Federal                                   -
      State and Local                                -
                                        --------------
 Total Deferred                                      -
                                        --------------
 Total Tax Provision                    $            -
                                        ==============

The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

 Federal Income Tax Rate                                       34.0%
 Deferred Tax Charge (Credit)                                      -
 Effect of Valuation Allowance                               (34.0)%
 State Income Tax, net of Federal Benefit                          -
                                                             -------
 Effective Income Tax Rate                                      0.0%
                                                             =======

                At January 31, 2002, the Company had net carryforward losses of approximately $25,000. Because of the current uncertainty of realizing the benefit of the tax carryforward, a valuation allowance equal to the deferred tax assets benefit for the loss carryforward has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

                Deferred  tax  assets and liabilities  reflect  the  net  tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities were as follows:

                           VOYAGER VENTURES, INC.
                               AND SUBSIDIARY
                        (A Development Stage Company)
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 NOTE 3 -   INCOME TAXES (Continued)

                                                      January 31,
                                                       2002
          Deferred Tax Assets
            Loss Carryforwards                    $      8,500

          Less:  Valuation Allowance               (    8,500)
                                                  ------------
          Net Deferred Tax Assets                 $          -
                                                  ============

                Net  operating loss carryforwards expire through  2021.   Per
           year availability is subject to change of ownership limitations under Internal Revenue Code Section 382.

 NOTE 4 -  COMMITMENTS AND CONTINGENCIES

                                                  During  January  2002,  the
           Company entered into a month-to-month office lease totaling approximately $2,500 per month.

 NOTE 5 -  STOCKHOLDERS' EQUITY

                                     Common stock
                The aggregate number of shares of common stock that the Company has authority to issue is 500,000,000 shares at a par value of $0.001. As of January 31, 2002, 36,600,000 shares were issued and outstanding.

                On January 15, 2002, the Company issued 18,000,000 shares of common stock in exchange for services performed.

                On January 15, 2002, the Company issued 3,600,000 shares of common stock for $10,000.

                On January 30, 2002, the Company issued 15,000,000 shares of common stock for the acquisition of Outland (see Note 1).

                           VOYAGER VENTURES, INC.
                               AND SUBSIDIARY
                        (A Development Stage Company)
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 NOTE 5 -  STOCKHOLDERS' EQUITY (Continued)

                         Preferred Series A stock
                The aggregate number of shares of Preferred series A stock that the Company had authority to issue is 25,000,000 shares at a par value of $0.001. These shares are have full voting rights and are convertible to 10 shares of common stock for every 1 share issued one year from the date of issue. As of January 31, 2002, no shares of Preferred series A stock were issued or outstanding.

 NOTE 6 -  SUBSEQUENT EVENTS

                Voyager entered into an agreement and Plan of Merger (the "Agreement"), dated as of February 1, 2002, among Dakota Imaging, Inc., a North Dakota corporation ("Dakota"); Dakota Subsidiary Corp., a Nevada corporation ("DSC"); and Voyager.

           The agreement became effective February 8, 2002 when Voyager completed a reverse triangular merger between DSC and Dakota, whereby Dakota issued 3,660,000 shares of its Series A preferred stock in exchange for 100% of Voyager's outstanding common stock. Pursuant to the terms of the merger, Voyager merged with DSC wherein DSC ceased to exist and Voyager became a wholly owned subsidiary of Dakota.

           The Series A preferred stock carries the following rights and preferences:
*    10 to1 voting rights per share;
* Each share has 10 for 1 conversion rights to shares of common stock (every 1 share of Series A preferred stock has the right to convert into 10 shares of common stock)
*    No redemption rights
*    No face value

          Concurrent with the closing of the Merger, 2,160,000 shares of the Series A preferred stock were immediately converted into 21,600,000 shares of Dakota's common stock.

                           OUTLAND DEVELOPMENT LLC
                        (A Development Stage Company)

                            FINANCIAL STATEMENTS

                         DECEMBER 31, 2001 AND 2000



                             INDEX



Independent auditors' report                                              26


Balance sheets                                                            27


Statements of operations and members' deficiency                          28


Statements of cash flows                                                  29


Notes to financial statements                                        30 - 32

                        INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS AND MEMBERS' OF
OUTLAND DEVELOPMENT LLC

We have audited the accompanying balance sheets of Outland Development LLC (A Development Stage Company) as of December 31, 2001 and 2000, and the related statements of operations and members' deficiency, and cash flows for the years then ended and for the period from inception (March 1, 1997) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Outland Development LLC as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended and for the period from inception (March 1, 1997) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




                         MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                         Certified Public Accountants


Los Angeles, California
February 8, 2002

                           OUTLAND DEVELOPMENT LLC
                        (A Development Stage Company)
                               BALANCE SHEETS



                                                   December 31,
                                               2001               2000
ASSETS
CURRENT ASSETS                             $         256     $           -
  Cash and cash equivalents                          267                 -
  Prepaid Expenses
                                           -------------------------------
     TOTAL ASSETS                          $         523     $           -
                                           ===============================

LIABILITIES AND MEMBERS' DEFICIENCY
CURRENT LIABILITIES
Accounts payable and accrued expenses         $  110,000            15,000
Bank overdraft                                         -             1,348
Due from related parties                          44,148            35,845
                                            ------------------------------
     TOTAL LIABILITIES                           154,148            52,193
                                            ------------------------------
Commitments and contingencies                          -                 -

MEMBERS' DEFICIENCY                            (153,625)          (52,193)
                                            ------------------------------

  TOTAL LIABILITIES AND MEMBERS' DEFICIENCY $         523   $            -
                                            ==============================

The accompanying notes are an integral part of the financial statements.



                           OUTLAND DEVELOPMENT LLC
                        (A Development Stage Company)
              STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIENCY


                                                               For the Period
                                                                from inception
                                      For the Year Ended       (March 1, 1997)
                                          December 31,          December 31,
                                       2001             2000           2001
NET SALES                          $            -  $          -  $           -
                                   -------------------------------------------
OPERATING EXPENSES
Project Costs                               2,813         5,526         47,736
Professional fees                          93,176        29,575        124,389
Other operating expenses                    5,443         3,182         16,500
                                   -------------------------------------------
Total Operating Expenses                  101,432        38,283       (188,625)
                                   -------------------------------------------
LOSS FROM OPERATIONS                    (101,432)      (38,283)       (188,625)

NET LOSS                                (101,432)      (38,283)       (188,625)

MEMBERS DEFICIENCY - BEGINNING           (52,193)      (13,910)              -

MEMBERS' CONTRIBUTIONS                         -              -         35,000
                                   -------------------------------------------
MEMBERS' DEFICIENCY                $   (153,625)  $    (52,193)  $    (153,625)
                                   ===========================================

The accompanying notes are an integral part of the financial statements.

                           OUTLAND DEVELOPMENT LLC
                        (A Development Stage Company)
                           STATEMENT OF CASH FLOWS



                                                                For the Period
                                                                from inception
                                            For the Year Ended  (March 1, 1997)
                                              December 31,      to December 31,
                                               2001       2000        2001
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                $(101,432)  $(38,283)  $(188,625)
  Adjustments to Reconcile Net Loss to Net
  Cash Used In Operating Activities:
  Increase in Prepaid Expenses                 (267)         -        (267)
  Increase in Accounts Payable
  and Accrued Expenses                       95,000     15,000     110,000
                                          --------------------------------
NET CASH USED IN OPERATING ACTIVITIES        (6,699)   (23,283)    (78,892)
                                          --------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Members' Contributions                          -          -      35,000
  Increase in due to related parties          8,303     21,804      44,148
  Increase (decrease) in bank overdraft      (1,348)     1,348           -
                                          --------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES     6,955     23,152      79,148
                                          --------------------------------
NET INCREASE (DECREASE)
IN CASH AND CASH EQUIVALENTS                    256       (131)        256

CASH AND CASH EQUIVALENTS - BEGINNING             -        131           -
                                          --------------------------------
CASH AND CASH EQUIVALENTS - ENDING        $     256    $     -    $    256
                                          ================================
CASH PAID DURING THE YEAR FOR:
  Interest Expense                        $       -    $     -    $      -
                                          ================================
  Income Taxes                            $       -    $     -    $      -
                                          ================================

The accompanying notes are an integral part of the financial statements.

                           OUTLAND DEVELOPMENT LLC
                        (A Development Stage Company)
                        NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 2001 AND 2000



 NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Nature of Business
                Outland Development LLC (the "Company"), is currently a development stage enterprise under the provisions of Statement of Financial Accounting Standards No. 7 ("SFAS No. 7"). The Company was formed under the laws of the State of Nevada on March 1, 1997 as a development vehicle to explore real estate investment opportunities.

          Use of Estimates
                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

          Cash and Cash Equivalents
                 The   Company   considers  all  highly  liquid   investments
           purchased with original maturities of three months or less to be cash equivalents.

          Concentration of Credit Risk
                The Company places its cash in what it believes to be credit-worthy financial institutions and, at times, may exceed the FDIC $100,000 insurance limit.

          Fair Value of Financial Instruments
                The Company's financial instruments consist of cash, cash equivalents, accounts payable and accrued expenses. The carrying amounts of cash and cash equivalents, accounts payable and accrued expenses approximate fair value due to the highly liquid nature of these short-term instruments.

          Income Tax
           The Company is a limited liability company and, as such, chooses to report its income as a partnership whereby liability for taxes is that of the individual members rather than that of the Company.

                           OUTLAND DEVELOPMENT LLC
                        (A Development Stage Company)
                        NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 2001 AND 2000



NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Comprehensive Income
          SFAS   No.   130,  "Reporting  Comprehensive  Income"   establishes
           standards for the reporting and display of comprehensive income and its components in the financial statements. As of December
           31, 2001 and 2000, the Company has no items that represent comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

               Recent Accounting Pronouncements
           On June 29, 2001, SFAS No. 141, "Business Combinations", was approved by the FASB. SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and 2000. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The Company is required to implement SFAS No. 141 on January 1, 2002 and it has not determined the impact, if any, that this statement will have on its consolidated financial position or results of operations.

           On  June  29,  2001, SFAS No. 142, "Goodwill and Other  Intangible
           Assets", was approved by the FASB. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Company is required to implement SFAS No. 142 on January 1, 2002 and it has not determined the impact, if any, that this statement will have on its consolidated financial position or results of operations.

 NOTE 2 - RELATED PARTY TRANSACTIONS

          The Company received advances from related parties and had the following related party payables as of:

                                             December 31,
                                       2001                2000
 Synthatic Systems, Inc           $      41,430     $     35,845
 Greg Giuffria                            1,884                -
 Veldon Simpson                             834                -
                                  ------------------------------
                                  $      44,148    $      35,845
                                  ==============================

                           OUTLAND DEVELOPMENT LLC
                        (A Development Stage Company)
                        NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 2001 AND 2000


 NOTE 3 -   SUBSEQUENT EVENTS

              a) The Company entered into an agreement and Plan of Reorganization (the "Reorganization"), dated as of January 30, 2002 with Voyager Ventures, Inc., a Nevada corporation ("Voyager"). The agreement became effective February 1, 2002, whereby Voyager issued 15,000,000 shares of its common stock in exchange for 100% of the Company's membership interest. Pursuant to the terms of the reorganization, the Company became the 100% owned subsidiary of Voyager.

              b) Voyager entered into an agreement and Plan of Merger (the "Agreement"), dated as of
           February  1,  2002,  among Dakota Imaging, Inc.,  a  North  Dakota
           corporation   ("Dakota");  Dakota  Subsidiary  Corp.,   a   Nevada
           corporation ("DSC"); and Voyager Ventures, Inc., a Nevada corporation ("Voyager").

           The agreement became effective February 8, 2002 when Voyager completed a reverse triangular merger between DSC and Dakota, whereby Dakota issued 3,660,000 shares of its Series A preferred stock in exchange for 100% of Voyager's outstanding common stock. Pursuant to the terms of the merger, Voyager merged with DSC wherein DSC ceased to exist and Voyager became a wholly owned subsidiary of Dakota.

           The Series A preferred stock carries the following rights and preferences:
*    10 to1 voting rights per share;
*    Each share has 10 for 1 conversion rights to shares of common stock
     (every 1 share of Series A preferred stock has the right to convert into 10 shares of common stock)
*    No redemption rights
*    No face value

                Concurrent with the closing of the Merger, 2,160,000 shares of the Series A preferred stock were immediately converted into 21,600,000 shares of Dakota's common stock.

ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.

EXHIBITS

Financial Statements:

     a) Unaudited Proforma Consolidated Balance Sheet - derived from the audited financial statements of Voyager for the period ending January 31, 2002 and of Dakota for period ending Janaury 31, 2002.

     b)   Voyager Ventures, Inc. (Attached)
          Report of Independent Auditor
          Balance  Sheet For The Period Ending January 31, 2002, December 31,
               2001, and December 31, 2000
          Statement  of  Operations For The Period Janaury 1, 2002 to January
               31, 2002, the years ending December 31, 2001 and December 31, 2000, and the period from inception (March 1, 1997 for Outland) to January 31, 2002.
          Statement  of  Stockholders' Equity For The Period  March  1,  1997
               (Inception) through January 31, 2002
          Statement  of  Cash Flows For The Period Janaury 1, 2002 to January
               31, 2002, the years ending December 31, 2001 and December 31, 2000, and the period from inception (March 1, 1997 for Outland) to January 31, 2002.

     c)   Outland Development LLC. (Attached)
          Report of Independent Auditor
          Balance  Sheet For The Years Ending December 31, 2001, and December
               31, 2000
          Statement of Operations and Members' Deficiency For the years ending December 31, 2001 and December 31, 2000, and the period from inception (March 1, 1997) to December 31, 2001.
          Statement of Cash Flows For the years ending December 31, 2001  and
               December 31, 2000, and the period from inception (March 1, 1997) to December 31, 2001.

     d)  *      Dakota Financial Statements - Incorporated by reference  from
          10K-SB filing for period ending October 31, 2001.

     Exhibit                  Description

2.1                   Agreement  and  Plan of Merger,  dated
                      February 1, 2002 among Dakota,  Dakota
                      Subsidiary Corp. and Voyager Ventures,
                      Inc.
3 (i)                 Certificate of Merger, dated  February
                      1,  2002, filed with the Secretary  of
                      State,   Nevada  RE:  Merger   between
                      Dakota  Subsidiary Corp.  and  Voyager
                      Ventures, Inc.
3.1*                  Articles  of Incorporation  of  Dakota
                      Imaging,  Inc.  filed on  January  31,
                      1991.
3.2*                  Certificate  of Amendment to  Articles
                      of Incorporation.
3.3*                  By-laws of Dakota Imaging, Inc.
10.1                  Property   Transfer  Agreement   dated
                      February 1, 2002 by and between Dakota
                      Imaging, Inc. and Lawrence Nieters and
                      Joell Nieters.

* Incorporated By Reference from the registration statement filed on Form SB-2 on February 23, 2001.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 1, 2002


DAKOTA IMAGING, INC.


By: /s/ Greg Giuffria
       Greg Giuffria, C.E.O./Director



By: /s/ Richard Hannigah
       Richard Hannigan, President/Secretary/Treasurer/Director



By: /s/ Veldon Simpson
        Veldon Simpson, Director